EXHIBIT 10.2

FORBEARANCE AGREEMENT

This Forbearance Agreement, dated as of December 6, 2016 (this “Forbearance Agreement”), with respect to that certain Credit Agreement, dated as of April 30, 2015, among 21st Century Oncology, Inc., a Florida corporation (“Borrower”), 21st Century Oncology Holdings, Inc., a Delaware corporation (“Holdings”), the institutions from time to time party thereto as lenders (the “Lenders”), Morgan Stanley Senior Funding, Inc., as Administrative Agent (the “Administrative Agent”), and the other agents, bookrunners and arrangers named therein (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), is entered into among Borrower, Holdings, the other Loan Parties, the Administrative Agent (solely in its capacity as agent and not in its capacity as a Lender) and each of the undersigned Lenders (the “Initial Consenting Lenders” and, together with any subsequent Lender that becomes a party hereto in accordance with the terms hereof, each, a “Consenting Lender” and, collectively, the “Consenting Lenders”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, certain Events of Default exist, or will come into existence after the date of this Forbearance Agreement, under the Credit Agreement, as described in more detail below;

WHEREAS, Borrower, Holdings and the other Loan Parties desire that, during the Forbearance Period (as defined below), the Administrative Agent and the Consenting Lenders forbear from exercising rights and remedies under the Credit Agreement and the other Loan Documents arising from the Existing Events of Default (as defined below); and

WHEREAS, the Consenting Lenders and the Administrative Agent, at the direction of the Initial Consenting Lenders (the “Direction”), which Direction is hereby acknowledged by the Initial Consenting Lenders, have agreed, during the Forbearance Period, to forbear from exercising rights and remedies under the Credit Agreement and the other Loan Documents arising from the Existing Events of Default, on the terms, subject to the conditions, and in reliance on the representations and warranties set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

Section 1.                                          Forbearance

(a)                                 Forbearance Agreement.  The Administrative Agent, in accordance with the Direction, and the Consenting Lenders hereby agree to forbear, during the Forbearance Period, from exercising rights and remedies under the Credit Agreement and the other Loan Documents arising from the Existing Events of Default, subject to the terms, limitations, conditions, representations, warranties, amendments and modifications set forth in this Forbearance Agreement.

(b)                                 Existing Events of Default.  For purposes of this Forbearance Agreement, the term “Existing Events of Default” shall mean the following:

(i)                                     the Event of Default arising under Section 8(e)(ii) of the Credit Agreement as a result of Borrower’s default in the payment of Cash Interest (as defined in the Senior Notes Indenture) that was due and payable under the Senior Notes Indenture on November 1, 2016 and such default continuing beyond the 30-day grace period therefor without Borrower curing such default, obtaining a waiver in respect of such default or otherwise remedying such default, which became an Event of Default immediately after December 1, 2016;

(ii)                                  the Event of Default arising under Section 8(e)(iii) of the Credit Agreement as a result of the occurrence of a “Default Event” under and as defined in the Certificate of Designations (as defined below), the effect of which is to permit the holders of the Series A Convertible Preferred Stock (as defined in the Certificate of Designations) to cause the Series A Convertible Preferred Stock to become due prior to its stated maturity or to become payable, which became an Event of Default immediately after November 30, 2016;

(iii)                               the Event of Default arising under Section 8(c) of the Credit Agreement as a result of the default in the observance or performance of the agreements contained in Section 6.13(b) of the Credit Agreement, which became an Event of Default immediately after November 30, 2016;

(iv)                              the Event of Default arising under Section 8(c) of the Credit Agreement as a result of the default in the observance or performance of the agreements contained in Section 6.13(d) of the Credit Agreement, which became an Event of Default immediately after December 5, 2016;

(v)                                 the Event of Default arising under Section 8(c) of the Credit Agreement as a result of the default in the observance or performance of the agreements contained in Section 7.1(b) of the Credit Agreement due to the Applicable Sum being less than $40.0 million as of December 30, 2016 (such date being the last Business Day of December 2016), which will become an Event of Default immediately after December 30, 2016;

(vi)                              the Event of Default arising under Section 8(e)(iii) of the Credit Agreement as a result of Borrower’s default in the observance or performance of the agreements contained in Section 3.23(b) of the Senior Notes Indenture, which became an Event of Default immediately after November 30, 2016;

(vii)                           the Event of Default arising under Section 8(e)(iii) of the Credit Agreement as a result of Borrower’s default in the observance or performance of the agreements contained in Section 3.23(d) of the Senior Notes Indenture, which became an Event of Default immediately after December 5, 2016; and

(viii)                        the Event of Default arising under Section 8(e)(iii) of the Credit Agreement as a result of the default in the observance or performance of the agreements contained in Section 3.22 of the Senior Notes Indenture due to the Applicable Sum (as defined in the Senior Notes Indenture) being less than $40.0 million as of December 30, 2016 (such date being the last Business Day (as defined in the Senior Notes Indenture) of December 2016), which will become an Event of Default immediately after December 30, 2016.

Borrower, Holdings and each other Loan Party hereby acknowledge and agree that each of the Existing Events of Default is continuing and in existence, or will be continuing and in existence, as of the date for such Existing Event of Default set forth in clause (i), (ii), (iii), (iv), (v), (vi), (vii) or (viii) of this Section 1(b), as applicable.

(c)                                  Forbearance Period.  As used in this Forbearance Agreement, the term “Forbearance Period” means the period beginning on the date that all of the conditions set forth in Section 3 have been satisfied or waived in writing by the Requisite Consenting Lenders (as defined below) and ending upon the occurrence of the earliest to occur of (such earliest event, the “Forbearance Termination Event”):

(i)                                     5:00 p.m. (New York City time) on January 15, 2017;

(ii)                                  any failure by Borrower, Holdings or any of the other Loan Parties to perform or comply with any of its covenants or obligations contained in this Forbearance Agreement;

(iii)                               any representation or warranty made by Borrower, Holdings or any of the other Loan Parties in this Forbearance Agreement or in any certificate, report, statement or other document delivered at any time to the Administrative Agent or any of the Consenting Lenders shall prove to have been untrue or incorrect in any respect as of the date as of which made or deemed to have been made or repeated;

(iv)                              any Default or Event of Default (other than the Existing Events of Default) shall occur;

(v)                                 the occurrence and continuation of any “Event of Default” under and as defined in the MDL Credit Agreement (as defined below);

(vi)                              the occurrence of the “Forbearance Termination Event” under and as defined in the Senior Notes Forbearance Agreement (as defined below);

(vii)                           5:00 p.m. (New York City time) on December 15, 2016 if Borrower, Holdings and each other Loan Party shall have failed, prior to such time, to enter into a transaction support agreement with beneficial owners (or investment managers or advisors for beneficial owners) of at least a majority of the aggregate principal amount of the Senior Notes outstanding, the Required Lenders and the Administrative Agent, pursuant to which such Persons agree to support a transaction or series of transactions (any such transaction or series of transactions, the “Specified Transaction”) that remedies the Existing Events of Default and any “Existing Events of Default” (as defined in the Senior Notes Forbearance Agreement), which transaction support agreement shall be in form and substance and shall contain terms and conditions (including terms and conditions regarding the Specified Transaction) that are acceptable to the Requisite Consenting Lenders (the “Transaction Support Agreement”); provided that the Specified Transaction shall be commenced no later than January 15, 2017;

(viii)                        Borrower, Holdings or any other Loan Party enters into an agreement or understanding to pursue a plan of reorganization or liquidation, offer to purchase, acquisition, dissolution, wind-up, liquidation, reorganization, merger, consolidation, business combination, joint venture, sale of substantially all assets or equity interests, financing transaction (debt or equity) (other than any financing transaction that is not prohibited by Section 2(a) hereof or any other term of this Forbearance Agreement or the Credit Agreement) or restructuring relating to Borrower, Holdings or any other Loan Party that is not acceptable to the Requisite Consenting Lenders;

(ix)                              Borrower, Holdings or any other Loan Party becomes the subject of an involuntary case or proceeding under any existing or future law of any jurisdiction,

domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors;

(x)                                 Borrower, Holdings or any other Loan Party sends a notice to the holders of the Series A Convertible Preferred Stock regarding a Repurchase Event (as defined in the Certificate of Designations) pursuant to Section 8 of Holdings’ Amended and Restated Certificate of Designations of Series A Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on September 8, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Certificate of Designations”), or Borrower, Holdings or any other Loan Party takes any action to repurchase, redeem or exchange (or to offer to repurchase, redeem or exchange) any of the shares of Series A Convertible Preferred Stock or incurs (or offers to incur) any Indebtedness in respect of any such repurchase, redemption or exchange of any of the shares of Series A Convertible Preferred Stock;

(xi)                              the Majority Preferred Stockholders (as defined in the Securityholders Agreement (as defined below)) nominate more than two managers or directors to the board of directors (or any committee thereof), board of managers (or any committee thereof) or similar governing body of 21st Century Oncology Investments, LLC or any of its Subsidiaries (including a nomination that occurs automatically as a result of more than two managers being nominated to the board of managers of 21st Century Oncology Investments, LLC by the Majority Preferred Stockholders) other than “independent managers” nominated by the Majority Preferred Stockholders pursuant to Section 2.1(a)(v) of the Third Amended and Restated Securityholders Agreement, dated September 9, 2016, by and among 21st Century Oncology Investments, LLC, Holdings and the Persons parties thereto as “Securityholders” thereunder (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Securityholders Agreement”);

(xii)                           after the execution and delivery thereof by the parties thereto, the Transaction Support Agreement terminates in accordance with the terms thereof; and

(xiii)                        Borrower, Holdings or any other Loan Party takes an action in any manner to repudiate or assert a defense to this Forbearance Agreement, the Credit Agreement or any of the other Loan Documents or any liabilities or obligations (including any Obligations) under this Forbearance Agreement, the Credit Agreement or any of the other Loan Documents or asserts any claim or cause of action or initiates any judicial, administrative or arbitration proceeding against the Administrative Agent or any of the Lenders related to the foregoing.

From and after the occurrence of the Forbearance Termination Event, the Forbearance Period, and all forbearance obligations of the Administrative Agent and the Consenting Lenders hereunder, shall automatically terminate, without any requirement of notice or declaration of any kind.  From and after the occurrence of the Forbearance Termination Event, the Administrative Agent and the Lenders shall be entitled to exercise and to enforce any and all rights and remedies available to the Administrative Agent and/or any of the Lenders under the Credit Agreement, any of the other Loan Documents, at law or otherwise against Borrower, Holdings or any other Loan

Party or in relation to the Collateral, including, without limitation, any and all rights and remedies to which the Administrative Agent and/or any of the Lenders is or may become entitled as a consequence of any Defaults or Events of Default that have occurred prior to, during or after the Forbearance Period (including the Existing Events of Default).

With respect to the Existing Events of Default described in clauses (iii), (iv), (v), (vi), (vii) and (viii) of Section 1(b), Borrower, Holdings and the other Loan Parties hereby acknowledge and agree that Borrower, Holdings and the other Loan Parties shall have no right to cure or remedy, and no actions, events, circumstances or other matters that occur after the date any such Existing Event of Default occurred or will occur (such date being set forth in the applicable clause (iii), (iv), (v), (vi), (vii) or (viii) of Section 1(b)) shall cure or remedy, any such Existing Event of Default (except, in the case of an Existing Event of Default described in clause (vi), (vii) or (viii) of Section 1(b), if the default in the observance or performance of the agreements contained in the applicable section of the Senior Notes Indenture giving rise to such Existing Event of Default is waived in accordance with the terms of the Senior Notes Indenture).

For purposes of this Forbearance Agreement, the term “Requisite Consenting Lenders” means, as of any date of determination, the Consenting Lenders who hold as of such date at least 66-2/3% in aggregate outstanding principal amount of the Loans held by all of the Consenting Lenders as of such date.

(d)                                 No Other Waivers; Reservation of Rights.  Neither the Administrative Agent nor any of the Lenders has waived, is not by this Forbearance Agreement waiving, and has no intention of waiving any of the Existing Events of Default, any other Defaults or Events of Default or any of the liabilities or obligations (including any Obligations) under any of the Loan Documents, and neither the Administrative Agent nor any of the Lenders has agreed to forbear with respect to any of their respective rights or remedies concerning any Defaults or Events of Default (other than, during the Forbearance Period, the Existing Events of Default solely to the extent expressly set forth herein), which may have occurred or are continuing as of the date hereof or which may occur after the date hereof.  Subject to Section 1(a) above (solely with respect to the Existing Events of Default and only during the Forbearance Period), the Administrative Agent and the Lenders reserve the right, in their discretion, to exercise any or all of their rights and remedies under the Credit Agreement and the other Loan Documents, at law or otherwise as a result of any Defaults or Events of Default which may be continuing on the date hereof or any Defaults or Events of Default which may occur after the date hereof, and the Administrative Agent and the Lenders have not waived any of such rights or remedies, and nothing in this Forbearance Agreement, and no delay on any of their part in exercising any such rights or remedies, should be construed as a waiver of any such rights or remedies.  Borrower, Holdings and the other Loan Parties hereby acknowledge and agree that to the extent that the Credit Agreement and any other Loan Document prohibits, restricts or limits any action or omission by Borrower or any of its Subsidiaries, or imposes any condition, certification or notification requirement on Borrower or any of its Subsidiaries upon the occurrence and continuance of a Default or Event of Default, then, notwithstanding the forbearance obligations provided herein, such prohibition, restriction, limitation, condition, certification or notification requirement shall continue to apply during the Forbearance Period and thereafter so long as such Default or Event of Default exists.  Borrower, Holdings and the other Loan Parties hereby acknowledge and agree that the running of any statutes of limitation or doctrine of laches applicable to any claims or causes of action (or any legal presumptions related thereto) that the Administrative Agent or any Lender may be entitled to take or bring against Borrower, Holdings or any of the other Loan Parties (or any of their respective assets) is, to the fullest extent permitted by law, tolled and suspended during the Forbearance Period.

(e)                                  Transfer; Additional Loans.  Each Consenting Lender hereby agrees that, during the Forbearance Period, it will not sell, pledge, hypothecate or otherwise transfer any Loans, except to (i) a Consenting Lender who is already a party hereto, in which case such transferring Consenting Lender shall inform counsel to the Consenting Lenders of such transfer and the aggregate principal amount of Loans subject to such transfer, or (ii) a Person who, in connection with any such transfer, agrees to be bound by all of the terms of this Forbearance Agreement with respect to the relevant Loans being transferred to such Person by executing and delivering to Borrower and counsel to the Consenting Lenders a joinder to this Forbearance Agreement in the form attached as Exhibit A hereto (which joinder shall be so executed and delivered prior to the effectiveness of such transfer).  This Forbearance Agreement shall in no way be construed to preclude any Consenting Lender from acquiring additional Loans.  However, such Consenting Lender shall, automatically and without further action, remain subject to this Forbearance Agreement with respect to any Loans so acquired during the Forbearance Period.  Each Consenting Lender agrees (severally and not jointly) that any sale, pledge, hypothecation or other transfer of any Loans that does not comply with the terms and procedures set forth herein shall be deemed void ab initio, and Borrower and each other Consenting Lender shall have the right to enforce the voiding of such sale, pledge, hypothecation or other transfer.

Section 2.                                          Covenants

Anything in the Credit Agreement or any other Loan Document to the contrary notwithstanding, each of the Loan Parties absolutely and unconditionally agrees, for the benefit of the Administrative Agent and the Consenting Lenders, to comply with the following covenants, agreements and obligations at all times during the period commencing on the Forbearance Effective Date (as defined below) and ending on the occurrence of the Forbearance Termination Event (but in no event shall such period end prior to January 15, 2017):

(a)                                 Limitations on Indebtedness.  Borrower shall not, and Borrower shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, issue, incur, assume, or become liable in respect of any Indebtedness, except for (i) Indebtedness described in (and subject to the terms, conditions and limitations set forth in) clauses (b), (c) (but only to the extent that the Guarantee Obligations referred to in clause (c) are with respect to Indebtedness of any Guarantor that is permitted to be incurred pursuant to this Forbearance Agreement and the Credit Agreement), (f), (j), (k), (n), (s), (x), (y), (ff), (gg) and (hh) of Section 7.2 of the Credit Agreement and (ii) Indebtedness under the MDL Credit Agreement, but not any Indebtedness incurred in connection with a replacement, restructuring, refinancing, refunding or renewal of Indebtedness under the MDL Credit Agreement.

(b)                                 Limitations on Liens.  Borrower shall not, and Borrower shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for (i) Liens described in (and subject to the terms, conditions and limitations set forth in) clauses (a), (b), (c), (d), (e), (g), (h), (i), (j), (l), (n), (o), (p), (q), (r), (s), (t), (u), (y), (aa), (bb), (gg), (hh), (kk), (oo) and (pp) of Section 7.3 of the Credit Agreement and (ii) Liens created to secure the Indebtedness under the MDL Credit Agreement, but not any Indebtedness incurred in connection with a replacement, restructuring, refinancing, refunding or renewal of Indebtedness under the MDL Credit Agreement.

(c)                                  Limitations on Fundamental Changes.  Borrower shall not, and Borrower shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business.

(d)                                 Limitations on Disposition of Property.  Borrower shall not, and Borrower shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary, issue or sell any shares of such Restricted Subsidiary’s Capital Stock to any Person, except Dispositions described in (and subject to the terms, conditions and limitations set forth in) clauses (a), (b), (f), (g), (i) (provided that at all times after a sale or like-kind exchange described in clause (i), the Administrative Agent shall have a perfected Lien in the replacement asset with the same priority or better than the Collateral being sold or exchanged to the extent such disposed of asset was Collateral), (k), (l), (m), (n), (q) (but solely to the extent the Restricted Payments or Investment described in clause (q) is permitted to be made pursuant to Section 2(e) or Section 2(f), as applicable, of this Forbearance Agreement and is not otherwise prohibited to be made pursuant to this Forbearance Agreement), (s), (t) and (u)(vii) of Section 7.5 of the Credit Agreement.

(e)                                  Limitations on Restricted Payments.  Borrower shall not, and Borrower shall not permit any of its Restricted Subsidiaries to, directly or indirectly, declare, pay or make any Restricted Payments, except for the Restricted Payments described in (and subject to the terms, conditions and limitations set forth in) clauses (c), (h) (but no distributions or payments described in clause (h) shall be made in respect of taxes), and (o) of Section 7.6 of the Credit Agreement.

(f)                                   Limitations on Investments.  Borrower shall not, and Borrower shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Investment, except, in the case of Borrower and any of its Restricted Subsidiaries (other than any Insurance Subsidiary), for Investments described in (and subject to the terms, conditions and limitations set forth in) clauses (a), (b), (c) (but solely to the extent the Guarantees described in clause (c) are permitted to be incurred pursuant to Section 2(a) of this Forbearance Agreement and are not otherwise prohibited to be made pursuant to this Forbearance Agreement), (d)(i)(x) (but solely with respect to Investments in the Borrower and Investments in a Subsidiary Guarantor that remains a Subsidiary Guarantor after the consummation of such Investment), (f) (but only Capital Expenditures made in the ordinary course of business), (i) (but solely to the extent the dispositions described in clause (i) are permitted to be made pursuant to Section 2(d) of this Forbearance Agreement and are not otherwise prohibited to be made pursuant to this Forbearance Agreement), (j) (but solely to the extent the pledges and deposits described in clause (j) are permitted to be incurred pursuant to Section 2(b) of this Forbearance Agreement and are not otherwise prohibited to be made pursuant to this Forbearance Agreement), (k) (but solely to the extent the Investments and guarantees described in clause (k) are not otherwise prohibited to be made pursuant to this Forbearance Agreement), (m), (n), (o), (p), (q), (r), (s), (ee) (but solely to the extent that the loans and advances to directors and employees described in clause (ee) are in respect of travel, entertainment and relocation expenses Incurred in the ordinary course of business and consistent with past practices) and (hh) (but only subclause (i) of clause (hh)) of Section 7.8 of the Credit Agreement.

(g)                                  Limitations on Transactions with Affiliates.  Borrower shall not, and Borrower shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or Contractual Obligation, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate, except for transactions described in (and subject to the terms, conditions and limitations set forth in) clauses (a), (c) (but solely to the extent the Restricted Payments described in clause (c) are permitted to be incurred pursuant to Section 2(e) of this Forbearance Agreement and are not otherwise prohibited to be made pursuant to this Forbearance Agreement), (f) (but solely to the extent the advances described in clause (f) are permitted to be made pursuant to Section 2(f) of this Forbearance Agreement and are not otherwise prohibited to be made pursuant to this Forbearance Agreement), (g), (h) (but solely to the extent the payments referred to in clause (h) are not in respect of severance arrangements and solely to the extent such payments are made in the ordinary course of business and consistent with past practices and are not otherwise prohibited to be made pursuant to this Forbearance Agreement), (l) (but solely to the extent the transactions described in clause (l) are not otherwise prohibited to be made pursuant to this Forbearance Agreement) and (r) of Section 7.10 of the Credit Agreement.

(h)                                 Limitations on Sale Leaseback Transactions.  Borrower shall not, and Borrower shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any Sale Leaseback Transactions.

(i)                                     Unrestricted Subsidiaries, Immaterial Subsidiaries and Excluded Subsidiaries.  Borrower shall not designate or re-designate any of its Subsidiaries as an Immaterial Subsidiary, an Unrestricted Subsidiary or, in the case of any Excluded Subsidiary that was designated as a Subsidiary Guarantor, an Excluded Subsidiary.

(j)                                    Credit Increase.  Borrower shall not request or otherwise seek any Credit Increases.

(k)                                 Extension Offer.  Borrower shall not make any Extension Offer.

(l)                                     Transaction Support Agreement.  Borrower, Holdings and each of the other Loan Parties shall (i) work expeditiously and in good faith with the Administrative Agent and the Consenting Lenders and any other creditors or stakeholders of Borrower, Holdings or any of the other Loan Parties that is requested by the Requisite Consenting Lenders to formulate and negotiate the terms and conditions of the Transaction Support Agreement, (ii) deliver to the Administrative Agent and to any Consenting Lender that, in each case, is party to a non-disclosure agreement with Borrower (an “NDA”) all such budgets, plans, reports, financial statements, notices, documents, information and/or other materials (collectively, “Information”) that the Administrative Agent or such Consenting Lender and Borrower mutually agree in good faith are necessary, advisable or appropriate for the Administrative Agent or such Consenting Lender to evaluate the terms of the Transaction Support Agreement and/or the Specified Transaction (provided, that such Information shall include (x) each updated 13-week statement of projected cash receipts and disbursements of Borrower and its Domestic Subsidiaries that is described in Section 5.1(a) of the MDL Credit Agreement, (y) each Liquidity Report (as defined in the MDL Credit Agreement) that is described in Section 5.1(c) of the MDL Credit Agreement and (z) consolidated, domestic and international revenues, gross profits, Consolidated EBITDA (which, for the avoidance of doubt, shall be provided on a consolidated, domestic and international basis notwithstanding anything contained in the definition otherwise), capital expenditures and free cash flow, in each case presented on a quarterly basis, for each of fiscal years 2017, 2018 and 2019), (iii) execute and deliver to the Administrative Agent and the Consenting Lenders the Transaction Support Agreement promptly after the terms and conditions thereof have been finally agreed to by the Persons to be a party thereto (but in any event, such execution and delivery shall be no later than December 15, 2016) and (iv) implement and consummate the transactions contemplated by the Transaction Support Agreement in accordance with the terms thereof.  Borrower shall issue a public press release or file a report with the Securities and Exchange Commission containing all material non-public Information that is provided to a Consenting Lender after the date of this Forbearance Agreement no later than January 15, 2017 or such earlier date that is set forth in the NDA to which such Consenting Lender is a party (other than an earlier date that is a specified date rather than a date that is described by reference to the occurrence or happening of an action or event); provided, that such NDA shall govern all other rights and obligations of Borrower and such Consenting Lender with respect to such Information (including, without limitation, the right of a Consenting Lender to disclose and make generally available to the public any Information that Borrower has not adequately disclosed by the date it is required pursuant to the terms hereof).

(m)                             Conduct of Business.  Subject to complying with all of the other covenants and obligations set forth in this Forbearance Agreement and in the Loan Documents, Borrower, Holdings and each of the other Loan Parties shall, and Borrower shall cause each of its Restricted Subsidiaries to, conduct their business only in the ordinary course in a manner that is consistent with past practices, and use reasonable best efforts to preserve intact their business organization and relationships with third parties (including creditors, lessors, licensors, physicians, suppliers, distributors, patients and customers) and employees.  For the avoidance of doubt, the consummation of (i) any financing transaction (debt or equity) (other than any financing transaction that is not prohibited by Section 2(a) hereof or any other term of this Forbearance Agreement or the Credit Agreement) or (ii) any refinancing of any of the Indebtedness or other obligations under the MDL Credit Agreement shall, in either case, constitute a breach of this Section 2(m).

(n)                                 Management Agreement.  Anything in this Forbearance Agreement or the Credit Agreement to the contrary notwithstanding, Borrower shall not, and Borrower shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payments under the Management Agreement.

(o)                                 Delivery of MDL Materials.  Borrower shall deliver, or shall cause to be delivered, to the Administrative Agent and to any Consenting Lender or any designee thereof (including the Specified Financial Advisor (as defined below) and the Specified Legal Advisor (as defined below)), promptly after Borrower receives a written request therefor from the Administrative Agent or such Consenting Lender (which request may be made by the Specified Financial Advisor or the Specified Legal Advisor, on behalf of such Consenting Lender, to Borrower or any of its financial or legal advisors), copies of any budgets, plans, reports, financial statements, notices, documents, information or other materials (collectively, the “MDL Materials”) that are delivered to any of the MDL Lenders (as defined below), pursuant to the terms of the MDL Credit Agreement (whether such delivery is made pursuant to any covenant, as a condition to effectiveness or funding, or otherwise); provided that the Administrative Agent or such Consenting Lender agrees to confidentiality requirements that are substantially similar to the confidentiality requirements agreed to by the MDL Lenders that receive such MDL Materials with respect to such MDL Materials.  For the avoidance of doubt, Borrower shall not deliver, or cause to be delivered, any MDL Materials directly to the Administrative Agent or to any Consenting Lender unless otherwise specifically requested by the Administrative Agent or such Consenting Lender in a written request to Borrower.

(p)                                 Disclosure of Entry into Forbearance Agreement.  No later than one (1) Business Day after the date hereof, Borrower shall file, or shall cause to be filed, one or more reports with the Securities and Exchange Commission (including any amendments to reports filed with the Securities and Exchange Commission on the date hereof), attaching as exhibits thereto true and accurate copies of each of this Forbearance Agreement, the Senior Notes Forbearance Agreement and the MDL Credit Agreement; provided that any disclosure of this Forbearance Agreement, the Senior Notes Forbearance Agreement or the MDL Credit Agreement that includes executed signature pages hereto or thereto shall include such signature pages only in redacted form with respect to the holdings of Loans, Notes (as defined in the Senior Notes Forbearance Agreement) or loans and commitments under the MDL Credit Agreement (as applicable) by each Consenting Lender, Consenting Holder (as defined in the Senior Notes Forbearance Agreement) or MDL Lender (as applicable).

All of the covenants and obligations contained in this Section 2 and all of the other covenants and obligations in this Forbearance Agreement, are independent of and in addition to the covenants of the Loan Parties in the Credit Agreement and the other Loan Documents.  The failure of any of the Loan Parties to comply with any of the covenants set forth in this Section 2 shall constitute an immediate Event of Default pursuant to Section 8.1(c) of the Credit Agreement (it being understood that this sentence shall constitute an amendment to the Credit Agreement pursuant to Section 10.1 thereof).  For the avoidance of doubt, the failure to comply with, or the breach or violation of, any of the covenants or obligations contained in this Section 2 shall constitute an immediate Forbearance Termination Event, without any requirement of notice or declaration of any kind.

Section 3.                                          Conditions Precedent to the Effectiveness of this Forbearance Agreement

This Forbearance Agreement shall become effective and binding on Borrower, Holdings, each other Loan Party, the Administrative Agent and each of the Consenting Lenders upon the execution and delivery of this Forbearance Agreement by Borrower, Holdings, each other Loan Party, the Administrative Agent and the Consenting Lenders (the “Forbearance Effective Date”); provided, however, that the agreement by the Administrative Agent and the Consenting Lenders to forbear set forth in Section 1 of this Forbearance Agreement shall not become operative or effective until, and only if, the following conditions shall have been satisfied or waived in writing by the Requisite Consenting Lenders:

(a)                                 (i) Borrower, Holdings, the other guarantors party to the Senior Notes Indenture, and beneficial owners (or investment managers or advisors for beneficial owners) of at least a majority in aggregate principal amount of the Senior Notes outstanding shall have entered into a forbearance agreement (the “Senior Notes Forbearance Agreement”) pursuant to which such beneficial owners (or such investment managers or advisors) shall have agreed to forbear, for a period that does not end prior to the occurrence of the Forbearance Termination Event, from exercising rights and remedies under the Senior Notes Indenture and the other Note Documents (as defined in the Senior Notes Indenture) arising from any Event of Default (as defined in the Senior Notes Indenture) that is similar to, or arises as a result of, any of the Existing Events of Default, (ii) the Senior Notes Forbearance Agreement shall be in form and substance and shall contain terms and conditions that are reasonably acceptable to the Requisite

Consenting Lenders, and (iii) the Senior Notes Forbearance Agreement shall be in full force and effect and not subject to any unfulfilled conditions or contingencies;

(b)                                 (i) Medical Developers LLC, a Florida limited liability company and a wholly-owned Subsidiary of Borrower (“Medical Developers”), MD International Investments, LLC, and each obligor under the Credit Agreement and/or the Senior Notes Indenture shall have entered into a credit and guaranty agreement (as amended, supplemented or otherwise modified from time to time, the “MDL Credit Agreement”) with certain beneficial owners and/or investment managers or advisors for beneficial owners of Senior Notes and certain Lenders as lenders thereunder (the “MDL Lenders”) and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent for such lenders, pursuant to which a senior secured term loan credit facility will be provided by such lenders to Medical Developers (with the Affiliates of Medical Developers party thereto being guarantors of the Indebtedness and other obligations thereunder), and (ii) the MDL Credit Agreement shall be in form and substance acceptable to the Requisite Consenting Lenders and shall be in full force and effect;

(c)                                  (i) Borrower shall have executed and delivered to Houlihan Lokey Capital Inc., the financial advisor to the Ad Hoc Group (as defined below) (the “Specified Financial Advisor”), an engagement letter (the “FA Engagement Letter”), in customary form, between an ad hoc group of holders of a majority in aggregate principal amount of the Loans (the “Ad Hoc Group”) and the Specified Financial Advisor pursuant to which (among other things) Borrower shall agree to pay the Specified Financial Advisor certain fees and expenses, including the “deferred” fee, as described in more detail in the FA Engagement Letter, in exchange for the Specified Financial Advisor providing certain financial advisory and other services to the Ad Hoc Group and (ii) the FA Engagement Letter shall be in form and substance reasonably acceptable to the Requisite Consenting Lenders and shall be in full force and effect;

(d)                                 Borrower shall have paid to the Specified Financial Advisor all fees that are due and payable to the Specified Financial Advisor under the terms of the FA Engagement Letter on the effective date thereof, such payment to be made by wire transfer of immediately available funds in accordance with instructions provided to Borrower by the Specified Financial Advisor;

(e)                                  Borrower shall have paid to Stroock & Stroock & Lavan LLP, counsel to the Ad Hoc Group (the “Specified Legal Advisor”), all of the reasonable normal hourly fees and expenses of the Specified Legal Advisor for which invoices have been submitted to Borrower on or prior to the date of this Forbearance Agreement pursuant to the terms of that certain letter agreement, dated October 31, 2016, between Borrower and the Specified Legal Advisor, such payment to be made by wire transfer of immediately available funds in accordance with instructions provided to Borrower by the Specified Legal Advisor;

(f)                                   Borrower shall have paid to the Administrative Agent or at the Administrative Agent’s direction all of the fees and expenses due to the Administrative

Agent, including the fees and expenses of the Administrative Agent’s counsel, Cahill Gordon & Reindel LLP; and

(g)                                  (i) the Majority Preferred Stockholders (including, for purposes of this Section 3(g), the Majority Holders (as defined in the Certificate of Designations)) shall have executed and delivered to Borrower and Holdings a written agreement (such agreement, the “Specified Consent”) pursuant to which the Majority Preferred Stockholders shall consent to the execution and delivery by Medical Developers and each of its Affiliates party thereto of the MDL Credit Agreement and any related documents, and the consummation and the performance of the transactions contemplated thereby (including the incurrence of the Indebtedness thereunder and the grant of the Liens created thereby), (ii) the Specified Consent shall be in form and substance as set forth on Exhibit B attached hereto, and (iii) the Specified Consent shall be in full force and effect and not subject to any unfulfilled conditions or contingencies.

Section 4.                                          Representations and Warranties of the Loan Parties

On and as of the Forbearance Effective Date, each Loan Party hereby represents and warrants to the Administrative Agent and each Consenting Lender as follows (except that the representation and warranty made in Section 4(j) shall only be made to the Administrative Agent):

(a)                                 this Forbearance Agreement has been duly authorized, executed and delivered by such Loan Party and constitutes the legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and an implied covenant of good faith and fair dealing;

(b)                                 no approval, consent, exemption, authorization or other action by, or material notice to, or material filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Borrower, Holdings or any other Loan Party of this Forbearance Agreement;

(c)                                  the execution, delivery and performance by Borrower, Holdings and the other Loan Parties of this Forbearance Agreement do not (i) contravene the terms of Borrower’s, Holdings’ or any other Loan Party’s certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent constitutional, organizational and/or formation documents), as applicable; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, (A) any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument to which Borrower, Holdings or any other Loan Party is a party or by which it or any of its properties or assets is bound or to which it may be subject or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which Borrower, Holdings or any other Loan Party or the properties or assets of Borrower, Holdings or any other Loan Party is subject; (iii) violate any applicable law; or (iv) result in a limitation on any governmental approvals applicable to the business, operations or properties of Borrower, Holdings or any other Loan Party;

(d)                                 as of November 30, 2016, the aggregate principal balance of all of the outstanding (i) Revolving Loans under the Credit Agreement is $124,765,469.23, (ii) Swingline Loans is $0.00 and (iii) Term Loans under the Credit Agreement is $602,375,000.00 (which amounts set forth in clauses (i), (ii) and (iii) do not include interest, fees, expenses or other amounts which are chargeable or otherwise reimbursable under the Credit Agreement and the other Loans Documents);

(e)                                  all of the Obligations are secured by a legal, valid and enforceable first priority security interest in and Lien on the Collateral in favor of the Collateral Agent, on behalf of Secured Parties, as described in the Security Documents;

(f)                                   neither the Administrative Agent nor any of the Lenders is in default under any of the Loan Documents or otherwise breached any obligations to the Loan Parties;

(g)                                  there are no offsets, counterclaims or defenses to the liabilities or obligations (including any Obligations) under any of the Loan Documents, or to the rights, remedies or powers of the Administrative Agent or any of the Lenders in respect of any of the Obligations or any of the Loan Documents;

(h)                                 the execution and delivery of this Forbearance Agreement have not established any course of dealing between the parties hereto or created any obligation, commitment or agreement of the Administrative Agent or any of the Consenting Lenders with respect to any future restructuring, modification, amendment, waiver or forbearance with respect to the Obligations, the Collateral or any of the Loan Documents;

(i)                                     Medical Developers and each of its Subsidiaries are Restricted Subsidiaries under and for all purposes of the Credit Agreement and the other Loan Documents;

(j)                                    assuming the accuracy of the information set forth on the signature pages of the Initial Consenting Lenders, the Initial Consenting Lenders constitute Required Lenders under and as defined in the Credit Agreement; and

(k)                                 no Defaults or Events of Default (other than the Existing Events of Default) exist on the Forbearance Effective Date.

Section 5.                                          Reference to and Effect on the Loan Documents

(a)                                 From and after the Forbearance Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as modified hereby and this Forbearance Agreement and the Credit Agreement shall be read together and construed as a single instrument.

(b)                                 Except as expressly modified hereby, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.  Except as modified pursuant hereto, and pursuant to the other documents, instruments and agreements executed and delivered in connection herewith, no other changes or modifications to the Credit Agreement are intended or implied, and in all other respects the Obligations, Credit Agreement and the other Loan Documents are hereby specifically ratified, restated and confirmed by the Group Members as of the Forbearance Effective Date.  The Group Members hereby agree that this Forbearance Agreement shall in no manner affect or impair the Obligations or the Liens securing the payment and performance thereof.  Each Group Member hereby ratifies and confirms all of its respective obligations and liabilities under the Credit Agreement and each other Loan Document to which it is party, as expressly modified herein, and ratifies and confirms all Liens securing such obligations and liabilities.  Each of the Loan Parties hereby represents, warrants, acknowledges and agrees that it has no claims, counterclaims, offsets or defenses (whether legal or equitable) to the payment of any of the obligations under the Credit Agreement and the other Loan Documents or to the performance of any of the obligations thereunder and, to the extent they may have any such claims, counterclaims, offsets or defenses, the same are hereby waived.

(c)                                  The execution, delivery and effectiveness of this Forbearance Agreement shall not operate as a waiver of any right, power or remedy of the Lenders, Borrower or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or, except as expressly set forth herein, amendment of any other provision of any of the Loan Documents or for any purpose.

(d)                                 The Loan Parties, the Administrative Agent, and the Consenting Lenders hereby acknowledge and agree that nothing contained in this Forbearance Agreement or any other documents amended and/or executed and delivered in connection herewith shall constitute a novation of the Credit Agreement or any other Loan Documents as in effect prior to the Forbearance Effective Date.

(e)                                  This Forbearance Agreement shall constitute a Loan Document under the terms of the Credit Agreement and the other Loan Documents.  It shall be an immediate Event of Default under the Credit Agreement if Borrower or any other Group Member fails to perform, keep or observe any term, provision, condition, covenant or agreement contained in this Forbearance Agreement or if any representation or warranty made by any Group Member under or in connection with this Forbearance Agreement shall be untrue, false or misleading in any respect when made.  To the extent of conflict between the terms of this Forbearance Agreement and the Credit Agreement, the terms of this Forbearance Agreement shall control.

Section 6.                                          Approval and Consent by Consenting Lenders

Each of the Consenting Lenders hereby consents and approves of the MDL Credit Agreement and any related documents, the loans to be made thereunder, the Liens to be granted and created thereby and the consummation and performance of all of the other transactions contemplated thereby.

Section 7.                                          Release and Covenant Not to Sue

In consideration of the benefits received by Borrower, Holdings and the other Loan Parties under this Forbearance Agreement, and for other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged), effective on the date of this Forbearance Agreement, each of Borrower, Holdings and the other Loan Parties, on behalf of itself and its agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, “Releasors”), hereby forever waives, releases and discharges each Lender, the Administrative Agent and each of their respective officers, directors, partners, general partners, limited partners, managing directors, members, stockholders, trustees, shareholders, representatives, employees, principals, agents, parents, subsidiaries, joint ventures, predecessors, successors, assigns, beneficiaries, heirs, executors, personal or legal representatives and attorneys of any of them (collectively, the “Releasees”), of and from any and all claims, causes of action, suits, obligations, demands, debts, agreements, promises, liabilities, controversies, costs, damages, expenses and fees whatsoever, whether arising from any act, failure to act, omission, misrepresentation, fact, event, transaction or other cause, and whether based on any federal, state, local or foreign law or right of action, at law or in equity or otherwise, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued, which any Releasor now has, has ever had or may hereafter have against any Releasee arising contemporaneously with or prior to the date of this Forbearance Agreement or on account of or arising out of any matter, cause, circumstance or event occurring contemporaneously with or prior to the date of this Forbearance Agreement (collectively, the “Released Claims”).

Each of Borrower, Holdings and the other Loan Parties, on behalf of itself and its agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns, hereby unconditionally and irrevocably agrees that it will not sue any Releasee on the basis of any Released Claim.

Section 8.                                          Execution in Counterparts

This Forbearance Agreement may be executed by one or more of the parties to this Forbearance Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Forbearance Agreement by facsimile or other electronic transmission (including without limitation Adobe pdf file) shall be effective as delivery of a manually executed counterpart hereof.

Section 9.                                          Consenting Lender Signatures

Each Consenting Lender agrees that such Consenting Lender shall not be entitled to receive a copy of any other Consenting Lender’s signature page to this Forbearance

Agreement, but agrees that a copy of such signature page may be delivered to Borrower and the Administrative Agent.

Section 10.                                   Governing Law

THIS FORBEARANCE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FORBEARANCE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 11.                                   Section Titles

The section titles contained in this Forbearance Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section.

Section 12.                                   Notices

All communications and notices hereunder shall be given as provided in the Credit Agreement.

Section 13.                                   Severability

Any provision of this Forbearance Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 14.                                   Successors and Assigns

The terms of this Forbearance Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

Section 15.                                   Submission to Jurisdiction; Waiver

Each of the parties hereto hereby irrevocably and unconditionally:

(a)                                 submits for itself and its property in any legal action or proceeding relating to this Forbearance Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof, in each case, located in the Borough of Manhattan;

(b)                                 consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                                  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Borrower, at its address set forth in Section 10.2 of the Credit Agreement or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

(d)                                 agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

Section 16.                                   Acknowledgements

Each of the Loan Parties hereby acknowledges that:

(a)                                 such Loan Party has been advised by counsel in the negotiation, execution and delivery of this Forbearance Agreement;

(b)                                 neither any Agent nor any Lender has any fiduciary relationship with or duty to such Loan Party arising out of or in connection with this Forbearance Agreement or any of the other Loan Documents, and the relationship between any Agent and any of the Lenders, on one hand, and such Loan Party, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)                                  no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Consenting Lenders or among the Loan Parties and the Consenting Lenders.

Section 17.                                   Amendments

No amendment, modification or waiver of the terms of this Forbearance Agreement shall be effective except in a writing signed by the Loan Parties and the Requisite Consenting Lenders; provided, however, that no amendment, modification or waiver to this Forbearance Agreement (a) that extends the date set forth in Section 1(c)(i) hereof by more than thirty (30) days shall be effective except in a writing signed by each Consenting Lender, (b) that imposes any financial commitment upon any Consenting Lender shall be effective except in a writing signed by each affected Consenting Lender, (c) that makes any change or modification to, or waiver of, any provision of Section 22 hereof, clause (b) of Section 20 hereof, or this clause (c) shall be effective except in a writing signed by the “Requisite Lenders” under and as defined in the MDL Credit Agreement or (d) that has the effect of increasing the obligations of the Administrative Agent under this Forbearance Agreement shall be effective except in a writing signed by the Administrative Agent (it being understood and agreed that (x) any waiver of any breach, default or non-compliance by the Loan Parties of any of their representations, warranties, covenants or obligations under this Forbearance Agreement, and (y) any waiver of the occurrence of, or any amendment or modification to, any Forbearance Termination Event (other than an amendment that extends the date set forth in Section 1(c)(i) hereof by more than thirty (30) days) shall not have the effect of increasing the obligations of the Administrative Agent under this Forbearance Agreement).

Section 18.                                   Equitable Remedies

Each of the Loan Parties acknowledge and agree that (a) irreparable damage would occur in the event that any of the provisions of this Forbearance Agreement are not performed in accordance with their specific terms or are otherwise breached or threatened to be breached by any of the Loan Parties, and (b) remedies at law would not be adequate to compensate the Administrative Agent and the Consenting Lenders.  Accordingly, the Administrative Agent and each of the Consenting Lenders shall have the right, in addition to any other rights and remedies existing in its favor, to an injunction or injunctions to prevent breaches or threatened breaches by any of the Loan Parties of the provisions of this Forbearance Agreement and to enforce its rights hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief without the necessity of proving the inadequacy of money damages as a remedy.  The right to equitable relief, including specific performance and injunctive relief, shall exist notwithstanding, and shall not be limited by, any other provision of this Forbearance Agreement.  Each of the Loan Parties hereby waives any defense that a remedy at law is adequate and any requirement to post bond or other security in connection with actions instituted for injunctive relief, specific performance or other equitable remedies.  Each of the Loan Parties hereby agrees not to assert that specific performance, injunctive and other equitable remedies are unenforceable, violate public policy, invalid, contrary to law or inequitable for any reason.  The right of specific performance, injunctive and other equitable remedies is an integral part of the transactions contemplated by this Forbearance Agreement and, without that right, neither the Administrative Agent nor any of the Consenting Lenders would have entered into this Forbearance Agreement.

Section 19.                                   Confidentiality; Redaction of Holdings Information

Unless required by applicable law, the Loan Parties agree to keep confidential the amount of all holdings of Loans held by each of the Consenting Lenders, absent the prior written consent of such Consenting Lender; and if disclosure is so required by law, the Loan Parties shall provide each Consenting Lender with advance written notice of the intent to disclose and shall afford each of the Consenting Lenders a reasonable opportunity to (a) seek a protective order or other appropriate remedy and (b) review and comment upon such disclosure prior to the Loan Parties making such disclosure.  Any disclosure of this Forbearance Agreement by the Loan Parties that includes executed signature pages to this Forbearance Agreement shall include such signature pages only in redacted form with respect to the holdings of Loans by each Consenting Lender.  The Loan Parties’ obligations under this Section 19 shall survive termination of this Forbearance Agreement.

Section 20.                                   Assignments/Third Party Beneficiaries

No Person other than the parties hereto and their permitted successors and assigns shall have any rights hereunder or be entitled to rely on this Forbearance Agreement and all other third-party beneficiary rights are hereby expressly disclaimed except that (a) each of the Indemnified Parties (as defined below) that is not a party hereto shall be a third party beneficiary of this Section 20 and Section 21 hereof, and (b) each of the MDL Lenders shall be a third party beneficiary of this Section 20, Section 22 hereof and clause (c) of Section 17 hereof.  None of the Loan Parties shall be entitled to delegate any of its duties hereunder and shall not assign any of its rights or remedies set forth in this Forbearance Agreement without the prior written consent of the Requisite Consenting Lenders.

Section 21.                                   Indemnification

The Loan Parties, on a joint and several basis, shall indemnify and hold harmless (i) the Administrative Agent, (ii) each of the Consenting Lenders, (iii) each Affiliate of the Administrative Agent or any of the Consenting Lenders and (iv) each of the officers, directors, partners, general partners, limited partners, managing directors, members, stockholders, trustees, shareholders, representatives, employees, principals, agents, parents, subsidiaries, joint ventures, predecessors, successors, assigns, beneficiaries, heirs, executors, personal or legal representatives and attorneys of the Administrative Agent, each of the Consenting Lenders, each Affiliate of the Administrative Agent and each Affiliate of any of the Consenting Lenders (collectively, the “Indemnified Parties”) from and against any and all losses, damages, liabilities, claims, Taxes, costs and expenses (including reasonable attorneys’ fees), interest, penalties, judgments and settlements (collectively, “Losses”), whether or not related to a third party claim, imposed on, sustained, incurred or suffered by, or asserted against, any of the Indemnified Parties, directly or indirectly, resulting from, arising out of or relating to the execution, delivery, enforcement, performance, compliance and/or administration of this Forbearance Agreement.

Section 22.                                   Intercreditor Provisions

(a)                                 To induce the MDL Lenders to execute and deliver the MDL Credit Agreement and to provide the financing arrangements and other benefits to Medical Developers contemplated thereunder, (i) the Loan Parties, on a joint and several basis, hereby agree that, until the Discharge of MDL Obligations (as defined below) has occurred, the Loan Parties shall not negotiate, solicit, encourage, accept, initiate any offers, consent to, vote for, approve, enter into or consummate (x) any financing transaction (including, without limitation, any debtor-in-possession financing, senior or subordinated credit facilities, mezzanine debt investments, letters of credit, sales or issuances of bonds, debentures, notes or similar debt securities, and any other transaction involving credit extensions or other financial accommodations made available to any of the Loan Parties, and including any additional loans under the Credit Agreement), whether such financing transaction is consummated before or after the commencement of any Insolvency Proceeding (as defined below) relating to any of the Loan Parties, unless the proceeds of such financing transaction are used, at the closing of such financing transaction and prior to any other use thereof, for the Discharge of MDL Obligations, or (y) any plan of reorganization or other dispositive restructuring plan relating to any of the Loan Parties, unless such plan of reorganization or other dispositive restructuring plan provides for the Discharge of MDL Obligations on the effective date thereof, and (ii) each of the Consenting Lenders, on a several (and not joint and several) basis, hereby agrees that, until the Discharge of MDL Obligations has occurred, the Loan Parties shall not negotiate, solicit, encourage, accept, initiate any offers for, consent to, vote for, approve, enter into or consummate (x) any financing transaction (including, without limitation, any senior or subordinated credit facilities, mezzanine debt investments, letters of credit, sales or issuances of bonds, debentures, notes or similar debt securities, and any other transaction involving credit extensions or other financial accommodations made available to any of the Loan Parties, and including any additional loans under the Credit Agreement), whether such financing transaction is consummated before or after the commencement of any Insolvency Proceeding relating to any of the Loan Parties, unless the proceeds of such financing transaction are used, at the closing of such financing transaction and prior to any other use thereof, for the Discharge of MDL Obligations, or (y) any plan of reorganization or other dispositive restructuring plan relating to any of the Loan Parties, unless such plan of reorganization or other dispositive restructuring plan provides for the Discharge of MDL Obligations on the effective date thereof.

(b)                                 The term “Discharge of MDL Obligations” means (i) the indefeasible payment in full in cash of the principal of and interest (calculated at the default rate under the MDL Credit Agreement) (including interest accruing on or after the commencement of any Insolvency Proceeding, whether or not a claim for such interest is, or would be, allowed in such Insolvency Proceeding) and premium, if any, on all Indebtedness outstanding under the MDL Credit Agreement and related documents, (ii) the indefeasible payment in full in cash of all other liabilities, obligations and other amounts that are outstanding and unpaid at the time such principal and interest are paid in full (including fees, expenses and other charges accruing on or after the commencement of any Insolvency Proceeding, whether or not a claim for such fees, expenses and charges is, or would be, allowed in such Insolvency Proceeding), and (iii) the termination of all commitments to extend credit under the MDL Credit Agreement.

(c)                                  The term “Insolvency Proceeding” means (i) any case or proceeding under the Bankruptcy Law or any other federal or state bankruptcy, insolvency, reorganization or other law affecting creditor’s rights or any similar proceeding seeking any stay, reorganization, arrangements, composition or readjustment of the obligations and indebtedness of any Person, (ii) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers, (iii) any proceeding for liquidation, dissolution or other winding up of the business or (iv) any assignment for the benefit of creditors or any marshalling of assets.

(d)                                 The Loan Parties and each of the Consenting Lenders hereby acknowledge and agree that the obligations, agreements and other provisions set forth in this Section 22 shall be effective before, during and after the commencement of any Insolvency Proceeding.

(e)                                  The Loan Parties and each of the Consenting Lenders hereby acknowledge and agree that each of the MDL Lenders is an intended third party beneficiary of the obligations, agreements and other provisions set forth in this Section 22 and shall be entitled to enforce such obligations, agreements and other provisions.  The obligations, agreements and other provisions set forth in this Section 22 shall survive the termination or expiration of this Forbearance Agreement.

Section 23.                                   Waiver of Jury Trial

THE LOAN PARTIES, THE ADMINISTRATIVE AGENT AND THE CONSENTING LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE

TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS FORBEARANCE AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Forbearance Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

21st CENTURY ONCOLOGY, INC., as Borrower

By:	/s/ LeAnne Stewart
Name: LeAnne Stewart
Title: Chief Financial Officer

21st CENTURY ONCOLOGY HOLDINGS, INC.

By:	/s/ LeAnne Stewart
Name: LeAnne Stewart
Title: Chief Financial Officer

21C EAST FLORIDA, LLC
21ST CENTURY OF FLORIDA ACQUISITION, LLC
21ST CENTURY ONCOLOGY, LLC
21ST CENTURY ONCOLOGY MANAGEMENT SERVICES, INC.
21ST CENTURY ONCOLOGY OF ALABAMA, LLC
21ST CENTURY ONCOLOGY OF HARFORD COUNTY, MARYLAND LLC
21ST CENTURY ONCOLOGY OF JACKSONVILLE, LLC
21ST CENTURY ONCOLOGY OF KENTUCKY, LLC
21ST CENTURY ONCOLOGY OF NEW JERSEY, INC.
21ST CENTURY ONCOLOGY OF PENNSYLVANIA, INC.
21ST CENTURY ONCOLOGY OF PRINCE GEORGES COUNTY, MARYLAND, LLC
21ST CENTURY ONCOLOGY OF SOUTH CAROLINA, LLC
21ST CENTURY ONCOLOGY OF WASHINGTON, LLC
21ST CENTURY ONCOLOGY SERVICES, LLC
AHLC, LLC
AMERICAN CONSOLIDATED TECHNOLOGIES, L.L.C.
ARIZONA RADIATION THERAPY MANAGEMENT SERVICES, INC. ASHEVILLE CC, LLC
ATLANTIC UROLOGY CLINICS, LLC AURORA

[Signature Page to Forbearance Agreement]

TECHNOLOGY DEVELOPMENT, LLC
BERLIN RADIATION THERAPY TREATMENT CENTER, LLC CAROLINA RADIATION AND CANCER TREATMENT CENTER, LLC
CALIFORNIA RADIATION THERAPY MANAGEMENT SERVICES, INC.
CAROLINA REGIONAL CANCER CENTER, LLC
DERM-RAD INVESTMENT COMPANY, LLC
DEVOTO CONSTRUCTION OF SOUTHWEST FLORIDA, INC. FINANCIAL SERVICES OF SOUTHWEST FLORIDA, LLC
FOUNTAIN VALLEY & ANAHEIM RADIATION ONCOLOGY CENTERS, INC,
GETTYSBURG RADIATION, LLC GOLDSBORO RADIATION THERAPY SERVICES, LLC
JACKSONVILLE RADIATION THERAPY SERVICES, LLC
MARYLAND RADIATION THERAPY MANAGEMENT SERVICES, LLC
MICHIGAN RADIATION THERAPY MANAGEMENT SERVICES, INC.
NEVADA RADIATION THERAPY MANAGEMENT SERVICES, INCORPORATED
NEW ENGLAND RADIATION THERAPY MANAGEMENT SERVICES, INC,
NEW YORK RADIATION THERAPY MANAGEMENT SERVICES, LLC
NORTH CAROLINA RADIATION THERAPY MANAGEMENT SERVICES, LLC
ONCURE HOLDINGS, INC.
ONCURE MEDICAL CORP.
PHOENIX MANAGEMENT COMPANY, LLC
RADIATION THERAPY SCHOOL FOR RADIATION THERAPY TECHNOLOGY, INC.
RADIATION THERAPY SERVICES INTERNATIONAL, INC.
RVCC, LLC
SAMPSON ACCELERATOR, LLC
SAMPSON SIMULATOR, LLC
U.S. CANCER CARE, INC.
USCC FLORIDA ACQUISITION, LLC
WEST VIRGINIA RADIATION THERAPY SERVICES, INC.
ASSOCIATES IN RADIATION ONCOLOGY SERVICES, LLC
BOYNTON BEACH RADIATION ONCOLOGY, L.L.C.

[Signature Page to Forbearance Agreement]

SFRO HOLDINGS, LLC
SOUTH FLORIDA MEDICINE, LLC
SOUTH FLORIDA RADIATION ONCOLOGY, LLC
TREASURE COAST MEDICINE LLC

By:	/s/ LeAnne Stewart
Name: LeAnne Stewart
Title: Chief Financial Officer

CAREPOINT HEALTH SOLUTIONS, LLC

By:	/s/ LeAnne Stewart
Name: LeAnne Stewart
Title: Chief Financial Officer

PALMS WEST RADIATION THERAPY, L.L.C.
21st Century Oncology, LLC, its Sole member

By:	/s/ LeAnne Stewart
Name: LeAnne Stewart
Title: Chief Financial Officer

[Signature Page to Forbearance Agreement]

ADMINISTRATIVE AGENT:

Morgan Stanley Senior Funding, Inc. solely in its capacity as Administrative Agent and not in its capacity as a Lender

By:	/s/ Lisa Hanson
Name: Lisa Hanson
Title: Vice President

[LENDER SIGNATURE PAGES]

EXHIBIT A
(Form of Joinder to Forbearance Agreement)

JOINDER TO FORBEARANCE AGREEMENT

THIS JOINDER to the Forbearance Agreement (this “Joinder”) dated as of December 6, 2016 by and among 21st Century Oncology, Inc., a Florida corporation, 21st Century Oncology Holdings, Inc., a Delaware corporation, the institutions from time to time party thereto as lenders, Morgan Stanley Senior Funding, Inc., as Administrative Agent, and the other agents, bookrunners and arrangers named therein (the “Forbearance Agreement”), is made and entered into as of [                          ], 2016, by [                           ] (the “Transferee”).  Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Forbearance Agreement.

WHEREAS, on the date hereof, Transferee has acquired $[                   ] in aggregate principal amount of Loans from [                           ], and the Forbearance Agreement requires Transferee to execute a joinder to the Forbearance Agreement.

NOW, THEREFORE, the Transferee hereby (i) acknowledges that it has received and reviewed a complete copy of the Forbearance Agreement and (ii) agrees that by executing this Joinder, it becomes a party to the Forbearance Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Forbearance Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Consenting Lender for all purposes thereof and entitled to all the rights incidental thereto.

IN WITNESS WHEREOF, the Transferee has executed this Joinder as of the date first above written.

[TRANSFEREE]

By:
Name:
Title:

[Signature Page to Joinder Agreement]

EXHIBIT B